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                                                                  Exhibit (j)(2)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 12, 2000, relating to the financial statements and financial highlights for the Dollar Shares of the California Money Fund and the Institutional Shares of the New York Money Fund (Portfolios of BlackRock Provident Institutional Funds, formerly Provident Institutional Funds, hereafter referred to as "BPIF"), which appears in the October 31, 2000 Annual Report to Shareholders of BlackRock Provident Institutional Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Auditors" and " Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Philadelphia, PA
December 20, 2001